                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT /x/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /


Check the appropriate box:

/ /      Preliminary Proxy Statement
/x/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 ALKERMES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/x/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                 ALKERMES, INC.

                         CAMBRIDGE, MASSACHUSETTS 02139

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 29, 1998

                              --------------------



TO THE SHAREHOLDERS:

                  The annual meeting of shareholders of Alkermes, Inc. (the "Company") will be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, on Wednesday, July 29, 1998, at 10:00 A.M. for the following purposes:

                  1. To elect eight members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

                  2. To approve an amendment to the Alkermes Amended and Restated 1990 Omnibus Stock Option Plan, as amended, to increase to 3,250,000 the number of shares issuable upon the exercise of options granted thereunder, an increase of 750,000 shares.

                  3. To transact such other business as may properly come before the meeting.

                  The Board of Directors has fixed June 10, 1998 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record on the transfer books of the Company at the close of business on June 10, 1998 will be entitled to notice of and to vote at the meeting.

                  Please complete, date and sign the enclosed proxy and return it promptly. If you attend the meeting, you may vote in person.

                                                            Morris Cheston, Jr.
                                                            Secretary
June 29, 1998

                                 ALKERMES, INC.

                                 PROXY STATEMENT

                                  INTRODUCTION


         The accompanying proxy is solicited by the Board of Directors of Alkermes, Inc., a Pennsylvania corporation ("Alkermes" or the "Company"), in connection with its 1998 annual meeting of shareholders to be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, at 10:00 a.m., on July 29, 1998 (the "Meeting"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or after June 29, 1998 to the holders of record of Common Stock on June 10, 1998 (the "Record Date"). The proxy may be revoked by a shareholder at any time prior to its use by giving notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person or by returning a later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and regular employees of the Company may solicit proxies personally and by telephone.

         Unless specific instructions are given to the contrary, the persons named in the accompanying proxy will vote FOR an election to the Company's Board of Directors of the nominees named herein and FOR approval of the amendment to increase the number of shares available under the Amended and Restated 1990 Omnibus Stock Option Plan, as amended. With respect to all other matters, the persons named in the accompanying proxy will vote as stated herein. See "Other Business."

         Holders of Common Stock of record at the close of business on the Record Date will be entitled to cast one vote per share so held of record on such date on all items of business properly presented at the Meeting, except that the holders have cumulative voting rights in the election of directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the Record Date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit.

         The Company had 21,094,353 shares of Common Stock outstanding on the Record Date. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of consideration and action on such matter.


                              ELECTION OF DIRECTORS


         Eight directors are to be elected at the Meeting to serve one-year terms until the 1999 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Floyd E. Bloom, Robert A. Breyer, John
K. Clarke, Robert S. Langer, Richard F. Pops, Alexander Rich, Paul Schimmel and Michael A. Wall, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All of the nominees are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

         The eight nominees for director receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. Votes that are withheld will be counted in determining the presence of a quorum, but will have no effect on the vote.

         Set forth below is information regarding the nominees, as of June 10, 1998, including their recent employment, positions with the Company, other directorships and age.

         Dr. Bloom, age 61, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Bloom has been active in neuropharmacology for more than 30 years, holding positions at Yale University, the National Institute of Mental Health and The Salk Institute. Since 1983, he has been at The Scripps Research Institute where he is currently Chairman, Department of Neuropharmacology. Dr. Bloom serves as Editor-in-Chief of Science. He holds an A.B. (Phi Beta Kappa) from Southern Methodist University and an M.D. (Alpha Omega Alpha) from Washington University School of Medicine in St. Louis. He is a member of the National Academy of Science, the Institute of Medicine and the Royal Swedish Academy of Science.

         Mr. Breyer, age 54, has been a director and President and Chief Operating Officer of Alkermes since July 1994. From August 1991 to December 1993, Mr. Breyer was President and General Manager of Eli Lilly Italy, a subsidiary of Eli Lilly & Co. From September 1987 to August 1991, he was Senior Vice President, Marketing and Sales of IVAC Corporation, a medical device company and a subsidiary of Eli Lilly & Co.

         Mr. Clarke, age 44, has served as a director of Alkermes since 1987. He is a general partner of DSV Partners III and DSV Management, the general partner of DSV Partners IV. DSV Partners III and DSV Partners IV are venture capital investment partnerships. Mr. Clarke has been associated with DSV since 1982. Mr. Clarke has been the managing general partner of Cardinal Health Partners, a venture capital fund, since October 1997. Mr. Clarke is a director of DNX Corporation, Inc. and Cubist Pharmaceuticals, Inc., both biopharmaceutical companies, and a number of private health care companies.

         Professor Langer, age 49, has served as a director of Alkermes since 1993. He is the Kenneth J. Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology and has been a member of the Massachusetts Institute of Technology faculty since July 1977. In 1989, Professor Langer was elected to the Institute of Medicine of the National Academy of Sciences and in 1992 was elected to both the National Academy of Engineering and the National Academy of Sciences. Professor Langer received his bachelor's degree from Cornell University in 1970 and a Ph.D. from Massachusetts Institute of Technology in 1974, both in chemical engineering. Professor Langer is a director of Focal Inc., a medical device company.

         Mr. Pops, age 36, has been a director and the Chief Executive Officer of Alkermes since February 1991. From February 1991 to June 1994, Mr. Pops was also President of Alkermes. Mr. Pops currently serves on the Board of Directors of Immulogic Pharmaceutical Corporation, Neurocrine Biosciences, Inc., the Biotechnology Industry Organization (BIO) and The Brain Tumor Society (a non-profit organization). Mr. Pops is President of the Massachusetts Biotechnology Council (MBC) and a member of the BIO Emerging Companies Section Governing Body.

         Dr. Rich, age 73, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Rich has been a professor at the Massachusetts Institute of Technology since 1958, and is the William Thompson Sedgwick Professor of Biophysics and Biochemistry. Dr. Rich earned both an A.B. (magna cum laude) and an M.D. (cum laude) from Harvard University. Dr. Rich has been a member of the National Academy of Sciences since 1970 and a Senior Member of the Institute of Medicine since 1990. Dr. Rich is Co-Chairman of the Board of Directors of Repligen Corporation, a biopharmaceutical company.

         Dr. Schimmel, age 57, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Schimmel is presently a member of the Skaggs Institute for Chemical Biology at The Scripps Research Institute. Dr. Schimmel was the John D. and Catherine T. MacArthur Professor of Biophysics and Biochemistry at the Massachusetts Institute of Technology, where he was employed from 1967 through 1997. A member of the National Academy of Sciences and the American Academy of Arts and Sciences, Dr. Schimmel graduated from Ohio Wesleyan University, completed his doctorate at Cornell University and the Massachusetts Institute of Technology and did post doctoral work at Stanford University. Dr. Schimmel is Co-Chairman of the Board of Directors of Repligen Corporation and is a director of Cubist Pharmaceuticals, Inc.

         Mr. Wall, age 69, is a founder of Alkermes and has been Chairman of the Board of Alkermes since 1987. From April 1992 until June 1993, he was a director and Chairman of the Executive Committee of Centocor, Inc. ("Centocor"), a biopharmaceutical company. From November 1987 to June 30, 1993, he was Chairman Emeritus of Centocor. Mr. Wall is a director of Kopin Corporation, a manufacturer of high definition imaging products.

         The Board of Directors held six meetings during the last fiscal year. Each of the Company's directors attended at least 75% of the aggregate of all meetings held during the year of the Board and of all committees of which he was a member. The standing committees of the Board are the Audit Committee, the Compensation Committee and the Compensation Sub-Committee. The Board does not have a standing nominating committee. The Audit Committee, consisting of John K. Clarke and Alexander Rich, met once during the last fiscal year. The Audit Committee is responsible for determining the adequacy of the Company's internal accounting and financial controls. The Compensation Committee, consisting of John K. Clarke, Robert S. Langer, Paul Schimmel and Michael A. Wall, met once during the last fiscal year and otherwise acted by unanimous written consent. The Compensation Committee is responsible for reviewing matters pertaining to the compensation of employees of, and consultants to, the Company, fixing the compensation of officers of the Company and administering, and making grants and awards under, the Company's stock option and restricted stock award plans. The Compensation Sub-Committee is responsible for making grants and awards under the Company's stock option and restricted stock award plans to "officers" as defined under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Sub-Committee, consisting of John K. Clarke and Paul Schimmel, did not meet during the last fiscal year but acted by unanimous written consent.

                  APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
                         1990 OMNIBUS STOCK OPTION PLAN

         The Company's Amended and Restated 1990 Omnibus Stock Option Plan, as amended (the "Omnibus Plan"), authorizes the issuance of options to purchase up to 2,500,000 shares of Common Stock. In June 1998, the Board amended the Omnibus Plan, subject to shareholder approval, to increase the aggregate number of shares authorized for issuance upon exercise of options granted under the Omnibus Plan to 3,250,000. This amendment was designed to enhance the flexibility of the Compensation Committee and the Compensation Sub-Committee of the Board in granting stock options and limited stock appreciation rights to the Company's employees, officers and consultants and to ensure that the Company can continue to grant stock options to such persons at levels determined to be appropriate by the Compensation Committee and the Compensation Sub-Committee.

         The affirmative vote of a majority of the votes cast by all shareholders entitled to vote will be required to approve the proposed amendment to the Omnibus Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of this proposal and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the vote on this proposal.

         The Board of Directors recommends that you vote FOR the approval of the amendment to the Omnibus Plan.

DESCRIPTION OF THE OMNIBUS PLAN

         The Omnibus Plan provides for the grant to employees, officers and directors of, and consultants to, the Company and its subsidiaries of options to purchase up to 2,500,000 shares of Common Stock. The proposed amendment, which has been adopted by the Board of Directors, increases the number of shares which may be issued upon exercise of options which may be granted under the Omnibus Plan to 3,250,000. Such options may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be non-qualified options. The Omnibus Plan will terminate on September 19, 2000 unless sooner terminated by the Board of Directors. The Company estimates that there are currently approximately 225 persons who are eligible to receive options under the Omnibus Plan.

         The Omnibus Plan is administered by the Board of Directors with respect to options granted to employees, officers and consultants who are not directors, executive officers or significant employees of the Company, unless the Board delegates administration of the Omnibus Plan to the Compensation Committee, which the Board has done. The Compensation Sub-Committee administers the Omnibus Plan with respect to options granted to directors, executive officers and significant employees of the Company ("Reporting Persons"). The total number of options to be granted in any year under the Omnibus Plan to participants, the number and selection of the participants to receive options, the type and number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Compensation Committee and the Compensation Sub-Committee, subject to the limitations set forth in the Omnibus Plan. Therefore, the benefits and amounts that will be received by participants under the Omnibus Plan are not currently determinable.

         Under the terms of the Omnibus Plan, the option exercise price may not be less than 100% (or, with respect to incentive stock options, 110% if the optionee owns 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the underlying stock at the time the option is granted. Options granted under the Omnibus Plan are generally nontransferable and expire upon the earlier of an expiration date fixed by the Compensation Committee and set forth in each individual option award certificate, ten years (or with respect to incentive stock options, five years, if the optionee owns 10% of the total combined voting power of all classes of stock of the Company) from the date of grant, and either three months after the date the optionee ceases to be an employee, officer or director of, or consultant to, the Company or its subsidiaries or, if the optionee dies or becomes disabled, one year after the date of death or the date the optionee ceases to be an employee, officer, director or consultant because of disability. Options which have expired or which have been cancelled unexercised will be returned to the Omnibus Plan and may again be granted pursuant to the Omnibus Plan.

         Under the Omnibus Plan, the price payable upon exercise of options may be paid in cash, property, services rendered or, under certain circumstances, in shares of stock of the Company having a fair market value equal to the option price on the date of exercise or any combination thereof.

         The Compensation Committee and the Compensation Sub-Committee are authorized, under the Omnibus Plan, to grant limited stock appreciation rights ("LSARs") with respect to all or any portion of the shares covered by options granted to Reporting Persons simultaneously with the grant of the related options if the related options are incentive stock options, or simultaneously with the grant of, or at any time during the term of, the related options if the related options are non-qualified options. The grant of an LSAR will not be effective until six months after the date of its grant. Those options with respect to which LSARs have been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders, other than Reporting Persons, holding at least the minimum number of shares necessary to approve such transaction under the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles") and applicable law, (ii) consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders, other than Reporting Persons, holding at least the minimum number of shares necessary to approve such transaction under the Articles and applicable law, or (iii) acquisition by a single purchaser or group of related purchasers of in excess of 51% of the issued and outstanding shares of Common Stock from shareholders of the Company other than Reporting Persons, in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company (unless in such transaction the capital stock of the Company or a subsidiary of the Company is converted into capital stock of an entity other than the Company or any such subsidiary) or an entity controlled by a Reporting Person.

         Each LSAR provides that upon the occurrence of a Triggering Event, the optionee will receive an amount in cash equal to the amount by which the fair market value per share of the Common Stock issuable upon exercise of the option on the date such Triggering Event occurs exceeds the exercise price per share of the option to which the LSAR relates. A Triggering Event shall be deemed to have occurred only when the fair market value of the shares subject to the underlying option exceeds the exercise price of such option. When a Triggering Event occurs, the related option will cease to be exercisable. LSARs have been granted with respect to options to purchase 295,000 shares granted under the Omnibus Plan to Richard F. Pops, Chief Executive Officer, options to purchase 74,500 shares granted to Michael J. Landine, Senior Vice President, Chief Financial Officer and Treasurer and options to purchase 56,250 shares granted to Raymond
T. Bartus, Senior Vice President, Preclinical Research and Development.

OPTIONS OUTSTANDING, EXERCISABLE AND AVAILABLE FOR FUTURE GRANT

         As of June 10, 1998, options to purchase 1,734,871 shares were outstanding under the Omnibus Plan, of which options to purchase 859,399 shares were exercisable. The exercise prices for the outstanding options ranged from $0.56 to $27.69 per share. On June 10, 1998, the last sale price of the Company's Common Stock on the Nasdaq National Market was $20.25 per share. At June 10, 1998, options to purchase 381,072 shares (plus any options that expire unexercised or are cancelled in the future) were available for future grant, exclusive of the additional shares covered by the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES

         The Federal income tax discussion set forth below is intended for general information only and does not address the rates of taxation applicable to specific categories of taxpayers or classes of income. State and local income tax consequences are not discussed and may vary from locality to locality.

         Under present Treasury regulations, a participant who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, a participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. The participant's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

         A participant is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition depend upon whether the participant was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of permanent and total disability) and on whether the participant holds the shares for more than one year after exercising the option and two years after the date of grant of the option.

         If the participant satisfies both the employment rule and the holding rule, for regular tax purposes the participant will not realize income upon exercise of an incentive option and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the participant will generally constitute a long-term capital gain or a long-term capital loss, as the case may be.

         If the participant meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the participant generally recognizes as ordinary income, in the year of the disqualifying disposition (whether by sale or gift), the excess of the fair market value of the shares at the date of exercise over the option price. In the case of a sale, any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is limited to the excess of the sales price over the option price. In the case of any disqualifying disposition, the Company's tax deduction is limited to the amount of ordinary income recognized by the participant.

         Different consequences will apply for a participant subject to the alternative minimum tax.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the compensation paid by the Company during its last three fiscal years to its Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended March 31, 1998 (collectively, the "Named Executive Officers").

                                                                    LONG-TERM
                                   ANNUAL COMPENSATION             COMPENSATION
                           ----------------------------------      ------------
                                                                    Securities
   Name and                                                         Underlying
   Principal                                                        Options(1)            All Other
   Position                Year      Salary ($)     Bonus ($)           (#)           Compensation ($)
  ----------               ----      ----------     ---------       ----------        ----------------
Richard F. Pops            1998        326,000        150,000          80,000                   0
 Chief Executive           1997        291,116         50,000          40,000                   0
 Officer                   1996        266,346         15,000          87,500                   0

Robert A. Breyer           1998        239,000         75,000          40,000               1,500(2)
 President and Chief       1997        223,058         25,000          25,000               1,500(2)
 Operating Officer         1996        204,231         10,000          50,000               1,500(2)

Raymond T. Bartus          1998        209,100         15,000          10,000                   0
 Senior Vice               1997        199,039          5,000          10,000                   0
 President,                1996        190,692              0          17,500                   0
 Preclinical Research
 and Development

Michael J. Landine         1998        212,800         75,000          40,000                   0
 Senior Vice               1997        197,752         30,000          25,000                   0
 President,                1996        179,231              0          51,500                   0
 Chief Financial
 Officer and
 Treasurer

James L. Wright            1998        170,800         25,000          20,000                   0
 Vice President,           1997        159,742         10,000          20,000                   0
 Pharmaceutical            1996        151,587              0          20,000                   0
 Department


--------------
(1)      Alkermes granted no LSARs.
(2) Consists of payment to Mr. Breyer for opting out of the Company's health insurance plan.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock options granted during the fiscal year ended March 31, 1998 to each of the Named Executive Officers.

                                               Individual Grants
                           -----------------------------------------------------------------
                                                                                                   Potential Realizable
                            Number of       Percent of Total                                         Value at Assumed
                           Securities           Options                                               Annual Rates of
                           Underlying          Granted to          Exercise                             Stock Price
                             Options          Employees in          or Base       Expiration         Appreciation for
Name                       Granted (#)         Fiscal Year       Price ($/Sh)        Date              Option Term
----                       -----------      ----------------     ------------     ----------      ----------------------
                                                                                                   5% ($)          10% ($)

Richard F. Pops               80,000            16.92              15.88            07/25/07       798,948       2,024,690


Robert A. Breyer              40,000             8.46              15.88            07/25/07       399,474       1,012,345


Raymond T. Bartus             10,000             2.12              17.38            12/12/07       109,302         276,992


Michael J. Landine            40,000             8.46              15.88            07/25/07       399,474       1,012,345


James L. Wright               20,000             4.23              15.88            07/25/07       199,737         506,173

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


         The following table sets forth the number of shares acquired upon exercise of options exercised by the Named Executive Officers during the fiscal year ended March 31, 1998, the value realized upon exercise of such options, the number of shares issuable on exercise of options held by such persons at the end of the last fiscal year and the value of such unexercised options as of such date.


                                                                     Number of
                                                                     Securities                 Value of
                                                                     Underlying                 Unexercised
                                                                     Unexercised                In-the-Money
                                                                     Options/SARs               Options/SARs at
                                                                     at FY-End (#)              FY-End ($)(1)

                          Shares Acquired         Value              Exercisable/               Exercisable/
Name                      on Exercise (#)       Realized ($)         Unexercisable              Unexercisable
--------------------------------------------------------------------------------------------------------------------

Richard F. Pops                      0                  0           354,375  /   155,625     7,899,072  /  1,954,353

Robert A. Breyer                13,000            190,070           171,875  /   135,625     3,508,972  /  2,148,666

Raymond T. Bartus                    0                  0            84,375  /    28,125     1,760,122  /    372,616

Michael J. Landine                   0                  0           112,126  /    86,374     2,376,171  /  1,126,186

James L. Wright                      0                  0            33,750  /    51,250       668,106  /    680,969




--------------------------------
(1) Value is measured by the difference between the closing price for the Company's Common Stock on the Nasdaq National Market on March 31, 1998, $24.875, and the exercise price of the options.

     TEN-YEAR OPTION/SAR REPRICING

     The following table sets forth certain information with respect to the stock options held by the Company's Named Executive Officers that have been repriced since the formation of the Company in 1987.

                                                                                                             Length of
                                       Number of                                                             Original
                                       Securities                                                              Term
                                      Underlying       Market Price of     Exercise Price                    Remaining
                                      Options/SARs      Stock at Time        at Time of         New         at Date of
                                      Repriced or      of Repricing or      Repricing or      Exercise     Repricing or
Name                       Date         Amended         Amendment($)        Amendment($)      Price($)       Amendment
------------------------------------------------------------------------------------------------------------------------
Richard F. Pops           7/21/94       50,000(1)          $3.69               $11.375         $3.69    7 years 125 days
  Chief Executive         7/21/94       75,000(1)           3.69                 9.00           3.69    8 years 153 days
  Officer                 7/21/94       35,000(1)           3.69                 7.94           3.69    9 years 182 days
                         11/25/91       50,000             11.375               15.875         11.375   9 years 324 days


Raymond T. Bartus         7/21/94       75,000(1)           3.69                 9.00           3.69    8 years 102 days
  Senior Vice             7/21/94       15,000(1)           3.69                 9.00           3.69    8 years 153 days
  President,
  Preclinical
  Research and
  Development


Michael J. Landine        7/21/94       25,000(1)           3.69                11.375          3.69    7 years 125 days
  Senior Vice             7/21/94       20,000(1)           3.69                 9.00           3.69    8 years 153 days
  President,              7/21/94       21,000(1)           3.69                 7.94           3.69    9 years 182 days
  Chief Financial        11/25/91       25,000             11.375               15.875         11.375   9 years 324 days
  Officer and
  Treasurer



---------------

(1) All options indicated were exchanged for options to purchase 25% fewer shares.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Under an agreement between Mr. Pops and the Company, dated February 7, 1991, in the event Mr. Pops' employment with the Company is terminated for any reason other than as a result of his taking certain actions against or that have a significant deleterious effect on the Company, Mr. Pops shall be entitled to receive a payment equal to two-thirds of his then-current annual base salary. Under an agreement between Mr. Breyer and the Company, dated June 13, 1994, in the event Mr. Breyer's employment with the Company is terminated for any reason other than as a result of his taking certain actions against or that have a significant deleterious effect on the Company, Mr. Breyer shall be entitled to receive payments at the monthly rate of his then-current annual base salary for up to nine months. The Company and Mr. Landine have agreed that, in the event Mr. Landine's employment with the Company is terminated for any reason other than as a result of his taking certain actions against or that have a significant deleterious effect on the Company, Mr. Landine shall be entitled to receive payments for the following six months aggregating 50% of his then-current annual salary.

     Messrs. Pops and Landine and Dr. Bartus have been granted LSARs in connection with a portion of the stock options previously granted to them. Each LSAR provides that after the occurrence of one of several triggering events, including a reorganization or merger of the Company, a sale of the assets of the Company or the acquisition by a person or group of more than 51% of the Common Stock of the Company, the optionee will receive an amount in cash equal to the amount by which the fair market value per share of the Company's Common Stock issuable upon exercise of the option on the date such a triggering event occurs exceeds the exercise price per share of the option to which the LSAR relates. A triggering event shall be deemed to have occurred only when the fair market value of the shares subject to the underlying option exceeds the exercise price of such option. When a triggering event occurs, the related option will cease to be exercisable.

COMPENSATION OF DIRECTORS

     Each non-employee director automatically receives 2,500 stock options under the Stock Option Plan for Non-Employee Directors each year on the date of the Company's annual meeting of shareholders. Such options are exercisable at the fair market value of the Company's Common Stock on the date such options are granted and vest in full six (6) months following their grant. Except for such stock options, directors do not receive compensation for services on the Board of Directors or any committee thereof. All of the directors, however, are reimbursed for their expenses for each Board and committee meeting attended. In addition, Floyd E. Bloom, Alexander Rich, Paul Schimmel and Michael A. Wall receive consulting fees from Alkermes and Robert S. Langer receives consulting fees from Alkermes Controlled Therapeutics, Inc. ("ACTI"), a wholly owned subsidiary of the Company. During the fiscal year ended March 31, 1998, Alkermes paid consulting fees to Drs. Bloom, Rich and Schimmel and Mr. Wall aggregating $30,000, $30,000, $48,000 and $80,000, respectively, and ACTI paid consulting fees to Professor Langer aggregating $86,572. Consulting fees are currently being paid to each of Drs. Bloom and Rich at the rate of $2,500 per month, to Dr. Schimmel at the rate of $4,000 per month, to Mr. Wall at the rate of $6,667 per month and to Professor Langer at the rate of $7,214 per month. Alkermes believes that the terms of such consulting arrangements are no less favorable to Alkermes and ACTI than those they could have received from an independent third party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the last fiscal year, the Compensation Committee consisted of John K. Clarke, Robert S. Langer, Paul Schimmel and Michael A. Wall. The Compensation Sub-Committee consists of John K. Clarke and Paul Schimmel. Mr. Wall and Dr. Schimmel are consultants to Alkermes and Professor Langer is a consultant to ACTI. See "Compensation of Directors."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is responsible for reviewing and establishing the compensation, and the Compensation Sub-Committee is responsible for reviewing and establishing compensation in the form of stock options or restricted stock awards, of the Company's executive officers.

     EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation program is designed to attract, retain and motivate experienced and well qualified executive officers who will promote the Company's research and product development efforts. In establishing executive compensation levels, the Committee is guided by a number of considerations. Because the Company is still in the process of developing its portfolio of product candidates, and because of the volatile nature of biotechnology stocks, the Committee believes that traditional performance criteria, such as revenue growth, profit margins and stock price are inappropriate for evaluating and rewarding the efforts of the Company's executive officers. Rather, the Committee bases executive compensation on the achievement of certain product development, corporate partnering, financial, strategic planning and other goals of the Company and the executive officer. In establishing compensation levels, the Committee also evaluates each officer's individual performance using certain subjective criteria, including an evaluation of each officer's initiative, contribution to overall corporate performance and managerial ability. No specific numerical weight is given to any of the above-noted subjective or objective performance criteria. In making its evaluations, the Committee consults on an informal basis with other members of the Board and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.

     Another consideration which affects the Committee's decisions regarding executive compensation is the high demand for well-qualified personnel in the biotechnology industry. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee reviews data obtained from a generally available outside survey of compensation and benefits in the biotechnology industry and from proxy statements or personal knowledge regarding executive compensation at a limited number of comparable companies, some of which are included in the Nasdaq Pharmaceutical Index shown in the Performance Graph on page 16.

     A third factor which affects compensation levels is the Committee's belief that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In accordance with such belief, the Committee and the Compensation Sub-Committee seek to provide a significant portion of executive compensation in the form of stock options. The Committee and the Compensation Sub-Committee have not, however, targeted a range or specific number of options for each executive position, but makes their decisions based on the above-mentioned survey and the general experience of the Committee and the Compensation Sub-Committee members.

     COMPENSATION MIX

     The Company's executive compensation packages generally include three components: base salary; a discretionary annual cash bonus; and stock options. The Committee generally reviews, and makes any changes to, the base salary and bonus of each executive officer as of the beginning of each calendar year.

     Base Salary

     The Committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other biotechnology companies of comparable size and stage of development.

     Discretionary Cash Bonus

     The Committee believes that discretionary cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but are awarded from time to time only in the discretion of the Committee. Criteria for bonuses for executive officers range from success in attracting equity capital to success in conducting clinical trials to success in entering into new and expanded collaborations.

     Stock Options

     Grants of stock options under the Company's stock option award plan are designed to promote the identity of the long-term interests between the Company's executives and its shareholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over a four-year period, their ultimate value is dependent upon the long-term appreciation of the Company's stock price and the executive's continued employment with the Company. In addition, grants of stock options may result in an increase in executive officers' equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

     When granting stock options, the Committee and the Compensation Sub-Committee consider the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The number of options granted to each executive officer is generally determined by the Committee and the Compensation Sub-Committee on the basis of the general experience and subjective judgment of its members.

     Section 162(m) of the Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other Named Executive Officers unless certain conditions are met. The Company's Chief Executive Officer and the other Named Executive Officers have not received annual compensation over $1 million, and the Company has not yet determined what measures, if any, it should take to comply with Section 162.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In establishing Mr. Pops' compensation package, the Committee seeks to maintain a level of total current compensation that is competitive with that of chief executives of certain other companies in the biotechnology industry at comparable stages of development. In addition, in order to align Mr. Pops' interests with the long-term interests of the Company's shareholders, the Committee and the Compensation Sub-Committee attempt to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company's stock price.

     At the Company's current stage of development, the Committee believes that Mr. Pops' performance as Chief Executive Officer of the Company must be evaluated almost exclusively using subjective criteria, including the Committee's evaluation of the Company's progress in attracting and retaining senior management, identifying new product candidates, identifying and securing corporate collaborators for the development of product candidates, identifying and acquiring new product development and technology opportunities, advancing the Company's existing product candidates through the complex drug development and regulatory approval process and raising the necessary capital to fund its research and development efforts.

     In evaluating and establishing Mr. Pops' current compensation package, the Committee considered the following accomplishments of the Company during calendar 1997:

     In the first quarter of 1997, the Company successfully completed the sale of 2,000,000 shares of its Common Stock to ALZA Corporation at $25 per share, with net proceeds to the Company of approximately $49.7 million. In addition, during the year the Company successfully obtained $6.5 million in equipment loans from a bank.

     In March 1997, the Company announced results of its U.S. Phase II clinical trial of intravenous Cereport(TM) (formerly known as RMP-7(TM)) and carboplatin. Based on this trial and the Company's two European Phase II clinical trials of intravenous Cereport and carboplatin, the Company made a decision to proceed into a global Phase III clinical trial of intravenous Cereport and carboplatin in patients with newly-diagnosed brain tumors. The Company also completed a Phase II clinical trial of intra-arterial Cereport during the year. In October, the Company entered into an agreement with ALZA to develop and commercialize Cereport. ALZA made a $10 million upfront payment to the Company to fund clinical development; in return, ALZA will have the option to acquire exclusive worldwide commercialization rights to Cereport.

     In addition, during 1997, the Company completed a multi-center Phase II clinical trial of ProLease(R) hGH in growth hormone deficient children. As a result, in December 1997 the Company and Genentech, Inc. commenced a pivotal Phase III clinical trial in the same indication. In connection with the decision to proceed to Phase III, the Company began designing a 30,000 square foot GMP (good manufacturing practices) ProLease production facility in Cambridge, Massachusetts to support the anticipated commercial launch of ProLease hGH.

     In August 1997, the Company entered into a supply agreement with Janssen Pharmaceutica International, for commercial quantities of Alkermes' Medisorb(TM) injectable sustained release formulation of a Janssen proprietary product. As a result of the signing of the agreement, Alkermes began a 20,000 square foot expansion of its GMP manufacturing facility in Wilmington, Ohio. During the year, the Company successfully manufactured clinical trial material for a multi-center Phase II clinical trial which was started in 1997 by Janssen.

     Given the significant role played by Mr. Pops in each of the above-noted accomplishments, the Committee increased Mr. Pops' annual base salary effective January 1, 1998 from $320,000 to $350,000 and granted Mr. Pops a cash bonus of $150,000. As additional recognition of Mr. Pops' efforts in 1997, and in furtherance of the Committee's belief that a significant portion of Mr. Pops' total compensation should be dependent on the long-term appreciation of the Company's stock price, in July 1997 the Committee granted Mr. Pops options to purchase 80,000 shares of Common Stock, which was subsequently ratified by the Compensation Sub-Committee. The Committee believes that each of these actions was particularly appropriate given Mr. Pops' performance during calendar 1997 and in order to maintain his compensation at a competitive level compared to that of the chief executive officers of other similarly sized and positioned biotechnology companies.

                       Compensation Committee

                       John K. Clarke            Paul Schimmel
                       Robert S. Langer          Michael A. Wall



                       Compensation Sub-Committee

                       John K. Clarke            Paul Schimmel

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index, which includes biotechnology companies. The comparison assumes $100 was invested on March 31, 1993 in the Company's Common Stock and in each of the foregoing indices and further assumes reinvestment of any dividends. The Company did not declare or pay any dividends during the comparison period.


                      3/31/93           3/31/94           3/31/95          3/31/96           3/31/97          3/31/98
                      -------           -------           -------          -------           -------          -------
Alkermes, Inc.        100.00             87.50             34.38           114.06            175.00           310.94

Nasdaq Stock Market   100.00            107.94            120.07           163.03            181.21           275.21
(U.S. Index)

Nasdaq Pharmaceutical 100.00            100.99            100.61           177.38            162.38           194.23
Index

                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS


         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 10, 1998 by (i) each person who is known by the Company to be the owner of 5% or more of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all the directors and executive officers of the Company as a group.

                                                                          Number of
                                                                           Shares
                                                                        Beneficially          Percentage
                                                                            Owned        Beneficially Owned(1)
                                                                            -----        ---------------------
ALZA Corporation.......................................................   2,000,000             9.48%
  950 Page Mill Road
  Palo Alto, CA  94303
Amerindo Investment Advisors Inc.(2)...................................   2,465,000            11.69
  One Embarcadero, Suite 2300
  San Francisco, CA  94111
FMR Corporation(3).....................................................   1,142,800             5.42
  82 Devonshire Street
  Boston, MA  02109
Floyd E. Bloom(4)......................................................     168,500               *
Robert A. Breyer(5)....................................................     254,375             1.19
John K. Clarke(6)......................................................      29,468               *
Robert S. Langer(7)....................................................     173,689               *
Richard F. Pops(8).....................................................     398,841             1.86
Alexander Rich(9)......................................................     186,700               *
Paul Schimmel(9).......................................................     303,700             1.44
Michael A. Wall(10)....................................................     457,350             2.17
Raymond T. Bartus(11)..................................................      92,875               *
Michael J. Landine(12).................................................     185,775               *
James L. Wright (13)...................................................      42,500               *
All directors and executive officers as a group (14 persons)(14).......   2,402,798            10.86



----------

* Represents less than 1% of the outstanding shares of the Company's Common
Stock.

(1) As of June 10, 1998, there were 21,094,353 shares of the Company's Common Stock outstanding.

(2) Information is as of December 31, 1997. Amerindo Investment Advisors Inc. holds these shares in its capacity as investment advisor for various fiduciary accounts.

(3) Information is as of December 31, 1997. FMR Corporation holds these shares in its capacity as investment advisor for various fiduciary accounts.

(4) Includes 163,500 shares of Common Stock held by The Floyd E. Bloom Charitable Trust, The Corey Bloom Family Trust and The Jody Corey-Bloom Charitable Trust, of which Dr. Bloom is a Trustee. Also includes 5,000 shares of Common Stock subject to options which will become exercisable within 60 days of June 10, 1998.

(5) Consists of 239,375 shares of Common Stock subject to options which are exercisable or will become exercisable within 60 days of June 10, 1998.

(6) Includes 15,000 shares of Common Stock subject to options which will become exercisable within 60 days of June 10, 1998. Also includes 850 shares of Common Stock issuable upon exercise of warrants which are exercisable.

(7) Includes 167,857 shares of Common Stock held by The Wetmann Trust (the "Trust"). Professor Langer is a beneficiary of the Trust, but has no voting or investment power with respect to the shares held by the Trust. Also includes 832 shares of Common Stock held by a trust, of which Professor Langer's wife is trustee, for the benefit of his children. Also includes 5,000 shares of Common Stock subject to options which will become exercisable within 60 days of June 10, 1998.

(8) Includes 386,250 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 10, 1998.

(9) Includes 5,000 shares of Common Stock subject to options which will become exercisable within 60 days of June 10, 1998. Also includes 1,700 shares of Common Stock issuable upon exercise of warrants which are exercisable.

(10) Includes 5,000 shares of Common Stock subject to options which will become exercisable within 60 days of June 10, 1998.

(11) Includes 86,875 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 10, 1998.

(12) Includes 130,875 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 10, 1998.

(13) Represents shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 10, 1998.

(14) Includes 1,034,750 shares of Common Stock subject to options or issuable upon exercise of warrants which are exercisable or which will become exercisable within 60 days of June 10, 1998. Also includes 332,189 shares of Common Stock held in trust.

                              CERTAIN TRANSACTIONS

STOCK OPTIONS AND AWARDS

         During the last fiscal year, each executive officer and director was granted options to purchase shares of Common Stock pursuant to the Omnibus Plan and the Stock Option Plan for Non-Employee Directors, respectively.


PRODUCT DEVELOPMENT AGREEMENT WITH ALKERMES CLINICAL PARTNERS, L.P.

         Pursuant to a Product Development Agreement dated March 6, 1992 between the Company and Alkermes Clinical Partners, L.P. (the "Partnership"), the Company conducts certain research and development on behalf of the Partnership. Alkermes Development Corporation II ("ADC II"), a wholly owned subsidiary of the Company, is the general partner of the Partnership. Richard F. Pops, a director and the Chief Executive Officer of the Company, is a director and the President and Chief Executive Officer of ADC II. Until funding was completed in the quarter ended June 30, 1996, the Company was reimbursed by the Partnership for its actual costs incurred in conducting such research and development, and also received a management fee of 10% of such costs. For the fiscal year ended March 31, 1998, the Company recorded no revenue from the Partnership pursuant to the Product Development Agreement. Since the completion of funding from the Partnership, Alkermes has used its own resources, and intends to continue to use its own resources, to develop Cereport, but may be forced to seek alternative sources of funding, including additional collaborators.


                                 OTHER BUSINESS

         The Board of Directors does not intend to present to the Meeting any business other than the election of directors and the approval of the amendment to the Omnibus Plan. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this Proxy Statement or which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                              INDEPENDENT AUDITORS

         Deloitte & Touche LLP, independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended March 31, 1998. Representatives of Deloitte & Touche LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending March 31, 1999.

                       DEADLINE FOR SHAREHOLDERS PROPOSALS

         The Company must receive any proposal which a shareholder wishes to submit at the 1999 annual meeting of shareholders before March 1, 1999 if the proposal is to be considered by the Board of Directors for inclusion in the proxy material for that meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended March 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors, officers and greater than ten percent shareholders were complied with.

                                        By Order of the Board of Directors

                                        Morris Cheston, Jr.
                                        Secretary

June 29, 1998

Appendix

                                 ALKERMES, INC.

               AMENDED AND RESTATED 1990 OMNIBUS STOCK OPTION PLAN

                   (ADOPTED ON SEPTEMBER 19, 1990, AS AMENDED
                             THROUGH JUNE 4, 1998)

1.       OBJECTIVES

                  The objectives of this Plan are to assist Alkermes, Inc. (the "Company") in attracting and retaining employees, officers and directors of and consultants to the Company and in promoting the identification of such persons' interests with those of the Company's shareholders.

2.       DEFINITIONS

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute or codification of the income tax laws of the United States.

                  "Committee" shall mean the Stock Option Committee of the Board of Directors, which shall consist of at least two directors, each of whom is a disinterested person within the meaning of Rule 16b-3(c)(2)(i) under the Exchange Act.

                  "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                  "Date of Grant" in relation to any option granted under this Plan shall mean the date on which, or the future date as of which, the Board or the Committee grants that option.

                  "Eligible Person" shall mean any employee, consultant, officer or director of the Company or any Parent or Subsidiary. For the purposes of Incentive Stock Options, Eligible Persons must meet all the requirements under
Section 422 of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Exercise" in respect of an option shall mean the delivery by the Optionee to the Company of (a) written notice of exercise of the option as to a specified number of Shares; (b) payment of the option exercise price for such Shares; and (c) any other statement or evidence required pursuant to
Section 9 hereof.

                  "Fair Market Value" of a Share with respect to any day shall mean (i) the average of the high and low price on such day for a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or as quoted on the NASDAQ National

Market System, (ii) if not so listed or quoted, the average of the closing bid and asked prices on such day as reported on NASDAQ, and (iii) if not so listed, quoted or reported, the value as determined in good faith by the Board or the Committee, as the case may be.

                  "Incentive Stock Option" shall mean any option that, at the time of grant, meets the requirements of Section 422 of the Code and is identified as an incentive stock option.

                  "ISO Plans" shall mean the Plan and all other incentive stock option plans under Section 422 of the Code adopted or assumed by corporations that are Qualified Employers.

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "Non-Qualified Stock Option" shall mean any option granted under the Plan other than an Incentive Stock Option.

                  "Non-Section 16 Eligible Person" shall mean an Eligible Person who is not an Officer or a director of the Company.

                  "Officer" shall mean a person who has been designated by the Board as an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

                  "Optionee" shall mean a person holding an option granted under this Plan which has not been exercised or surrendered and has not expired.

                  "Parent" shall mean a corporation which, at the time in question, owns at least 50% of the total combined voting power of all classes of outstanding stock of the Company (or of a corporation that has issued or assumed a stock option of the Company in a transaction to which Section 424(a) of the Code applies) and a corporation which, at such time, owns at least 50% of the total combined voting power of all classes of stock in another Parent.

                  "Plan" means this Amended and Restated 1990 Omnibus Stock Option Plan, as amended from time to time.

                  "Qualified Employer" shall mean the Company, any Parent or any Subsidiary.

                  "Section 16 Eligible Person" shall mean an Eligible Person who is an Officer or a director of the Company.

                  "Shares" shall mean shares of Common Stock of the Company for which options may be granted hereunder.

                  "Subsidiary" shall mean a corporation in which, at the time in question, the Company (or a corporation that issued or assumed a stock option of the Company in a transaction to which Section 424(a) of the Code applies) owns at least 50% of the total combined voting power of all classes of stock outstanding and a corporation in which, at such time, another Subsidiary owns at least 50% of the total combined voting power of all classes of stock outstanding.

                  "Ten Percent Shareholder" shall mean an Eligible Person who owns at the Date of Grant more than 10% of the total combined voting power of all classes of stock of a Qualified Employer.

3.       MAXIMUM NUMBER OF SHARES TO BE OPTIONED AND ADJUSTMENTS IN OPTIONED
SHARES

                  The maximum number of Shares for which options may be granted hereunder is 3,250,000. This number shall be adjusted if the number of outstanding shares of Common Stock of the Company is increased or reduced by split-up, reclassification, stock dividend, or the like. The number of Shares previously optioned and not theretofore delivered and the option exercise price per Share shall likewise be adjusted whenever the number of outstanding shares of Common Stock is increased or reduced by any such procedure. Shares for which options have expired or have been surrendered may again be optioned pursuant to the Plan.

4.       ADMINISTRATION AND INTERPRETATION

                  Except to the extent provided below, this Plan shall be administered by the Board. The Board may delegate responsibility for administration to the Committee. The Board, or such Committee, may make such rules and establish such procedures as it deems appropriate for the administration of the Plan. In the event of any disagreement as to the interpretation of the Plan or any rule or procedure thereunder, the decision of the Board, or such Committee, shall be final and binding upon all persons in interest. Members of the Board who are eligible to participate in or have been granted options under the Plan may vote on matters affecting administration of the Plan; provided, however, that the Committee shall have the authority and sole responsibility for granting options to Section 16 Eligible Persons and authorizing the issuance of Shares upon the exercise thereof, and for the administration of the Plan with respect thereto.

5.       GRANTING OF OPTIONS

                  The Board is authorized to grant options to Non-Section 16 Eligible Persons pursuant to this Plan. The number of Shares, if any, optioned in each year, the Non-Section 16 Eligible Persons to whom and the time or times at which options are granted, the number of Shares optioned to each Non-Section 16 Eligible Person and the other terms and provisions of such options shall be wholly within the discretion of the Board, subject to the limitation that no option shall be granted (notwithstanding any other provisions of this Plan to the contrary) later than September 19, 2000.

                  The Committee is authorized to grant options to Section 16 Eligible Persons pursuant to this Plan. The number of Shares, if any, optioned in each year, the Section 16 Eligible Persons to whom and the time or times at which options are granted, the number of Shares optioned to each Section 16 Eligible Person and the other terms and provisions of such options shall be wholly within the discretion of the Committee, subject to the limitation that no option shall be granted (notwithstanding any other provisions of this Plan to the contrary) later than September 19, 2000.

6.       TYPE OF OPTIONS

                  This Plan permits the grant of Non-Qualified Stock Options, as well as Incentive Stock Options. Options granted under the Plan will be designated as Non-Qualified Stock Options or Incentive Stock Options at the time of their grant.

7.       OPTION TERMS

                  Subject to the limitation prescribed in Section 5 above, the options granted under this Plan shall be on the terms stated in clauses (a) through (h) below. The Board or the Committee, as the case may be, may specify additional terms not inconsistent with this Plan by rules of general application or by specific direction in connection with a particular option or group of options.

                  (a) The option exercise price shall be fixed by the Board or the Committee, as the case may be, but shall not be less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) of the Fair Market Value of the underlying Shares on the Date of Grant.

                  (b) The option exercise price shall be payable in cash, property, services rendered or, under certain circumstances, in shares of Common Stock of the Company having a Fair Market Value equal to the option exercise price on the date of exercise, or any combination thereof, or any other means which the Board or the Committee, as the case may be, determines are consistent with the Plan's purpose and applicable laws.

                  (c) The option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or after his death by the person or persons entitled thereto by will or the laws of descent and distribution.

                  (d) The term of the option shall be fixed by the Board or the Committee, as the case may be, but no option shall be granted for a term to exceed ten years or, in the case of an Incentive Stock Option being granted to a Ten Percent Shareholder, for a term to exceed five years.

                  (e) The option shall terminate and may not be exercised if the Optionee ceases for any reason (including death, retirement or disability) to be an employee of the Qualified Employer, except to the extent provided in Section 9 hereof.

                  (f) In the event that the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor company shall assume the outstanding options granted under this Plan or shall substitute new options for them, which shall provide that the Optionee, at the same cost, shall be entitled upon the exercise of such option to receive such securities of the surviving or resulting corporation as the Board of Directors of such corporation shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Optionee would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Optionee had been the holder of record of the number of Shares which were then subject to such option.

                  (g) The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares for which Incentive Stock Options are granted under the ISO Plans to any one Eligible Person that are exercisable for the first time during any calendar year shall not exceed $100,000.

                  (h) The terms and conditions of the grant of each option granted hereunder shall be embodied in a written award certificate in a form prescribed by the Board or by the Committee, as the case may be, which (i) has been completed with the date, name of Optionee, number of Shares to which it relates, type of option, term of option, option price per Share, name of Optionee's employing company and (with respect to Incentive Stock Options) the conditions required to qualify as an incentive stock option under Section 422 of the Code, (ii) has been signed by a member of the Board or the Committee or an officer of the Company designated by the Board or by the Committee, as the case may be, and (iii) has been delivered to the Optionee.

8.       LIMITED STOCK APPRECIATION RIGHTS

                  (a) The Committee is authorized, in its discretion, to grant limited stock appreciation rights ("LSARs") with respect to all or any portion of the Shares covered by stock options granted hereunder to Officers and directors of the Company, simultaneously with the grant of, or at any time during the term of, non-qualified options or simultaneously with the grant of incentive stock options. The grant of the LSAR will not be effective until six months after the date of its grant. Those options with respect to which an LSAR has been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders, other than Section 16 Eligible Persons, holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, (ii) the consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders, other than Section 16 Eligible Persons, holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, or (iii) the acquisition by a single purchaser or group of related purchasers of in excess of 51% of the issued and outstanding shares of Common Stock from shareholders of the Company other than Section 16 Eligible Persons, in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a Subsidiary of the Company (other than a transaction in which the surviving corporation or the purchaser is the Company or a Subsidiary of the Company but the capital stock of the Company or a Subsidiary of the Company is converted into capital stock of any entity other than the Company or any such Subsidiary) or an entity controlled by
Section 16 Eligible Persons.

                  (b) The LSARs shall provide that upon the occurrence of any Triggering Event, the Optionee shall receive from the Company, for each LSAR, an amount in cash equal to the amount by which the option exercise price per Share of the option to which the LSAR relates is exceeded by the Fair Market Value of the Shares issuable upon exercise of such option on the date such Triggering Event occurs. When a Triggering Event occurs, the option to which the LSAR relates will cease to be exercisable, but will be deemed to have been exercised for purposes of determining the number of Shares for which options may be granted hereunder.

                  (c) An LSAR shall be expressly subject to the following additional requirements: (i) the LSAR shall expire no later than the expiration of the underlying option; (ii) the LSAR shall be transferable only when the underlying option is transferable, and under the same conditions; and (iii) a Triggering Event shall be deemed to have occurred only when the Fair Market Value of the Shares subject to the underlying option exceeds the exercise price of such option.

9.       EXERCISE RIGHTS UPON CEASING TO BE AN EMPLOYEE, OFFICER, CONSULTANT OR
DIRECTOR

                  (a) If an Optionee becomes permanently and totally disabled, he may exercise his option for up to one year after the date he ceases to be an employee, officer or director of or a consultant to a Qualified Employer on account of such disability, but in no event later than the date on which the option would have expired if the Optionee had not become disabled. During such period, the option may be exercised only to the extent that the Optionee was entitled to do so at the date of disability and, to the extent the option is not so exercised, it shall expire at the end of such period. For purposes of this
Section 9(a), an Optionee shall be deemed to be disabled if, in the determination of the Board or the Committee, as the case may be, he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (b) If an Optionee dies during a period in which he is entitled to exercise an option (including the period referred to in subsection
(a) above), the option shall terminate one year after the date of death, but in no event later than the date on which the option would have expired if the Optionee had lived. During such period, the option may be exercised by the Optionee's executor or administrator or by any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance or by reason of the death of the Optionee, but only to the extent that the Optionee was entitled to do so at the date of death and, to the extent the option is not so exercised, it shall expire at the end of such period.

                  (c) If an Optionee ceases to be an employee, officer or director of or consultant to any and all Qualified Employers in circumstances other than those described in subsections (a) or (b) above, he may exercise options granted hereunder for a period not to exceed three months after the date of such cessation, but in no event later than the date on which the option would have expired if the Optionee had remained an employee, officer or director of or consultant to a Qualified Employer. During such period, the option may be exercised only to the extent that the Optionee was entitled to do so on the date of cessation and, to the extent the option is not so exercised, it shall expire at the end of such three-month period. This provision shall not apply if the Optionee's employment or consultant relationship was terminated for "cause," or if the officer or director was removed for "cause," which shall include theft, falsification of records, fraud, embezzlement, gross negligence or willful misconduct, causing a Qualified Employer to violate any federal, state, or local law, or administrative regulation or ruling having the force and effect of law, insubordination, conflict of interest, diversion of corporate opportunity, or conduct that results in publicity that reflects unfavorably on a Qualified Employer.

                  (d) For purposes of this section an Optionee who is an employee shall not be treated as having ceased employment if (1) the Optionee is on military, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government); and (2) the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to reemployment with a Qualified Employer is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Optionee's right to reemployment is not guaranteed by statute or by contract, such Optionee shall be deemed to have ceased being an employee on the 91st day of such leave.

10.      ADDITIONAL REQUIREMENTS

                  Upon the exercise of an option granted hereunder the Board or the Committee, as the case may be, may require the Optionee to deliver the following:

                  (a) A written statement satisfactory to the Company or its counsel that the Optionee is purchasing the Shares for investment and not with a view toward their distribution or sale and will not sell or transfer any Shares received upon the exercise of the option except in accordance with the Securities Act of 1933 and applicable state securities laws; and

                  (b) Evidence reasonably satisfactory to the Company that at the time of exercise the Optionee meets such other requirements as the Board or the Committee, as the case may be, may determine.

11.      SHARES SUBJECT TO OPTION

                  The Shares issuable upon exercise of options granted hereunder may be unissued shares or treasury shares, including shares bought on the open market. The Company at all times during the term of this Plan shall reserve for issuance the number of Shares issuable upon exercise of options granted hereunder.

12.      COMPLIANCE WITH GOVERNMENTAL AND OTHER REGULATIONS

                  The Company will not be obligated to issue and sell the Shares issued pursuant to options granted hereunder if, in the opinion of its counsel, such issuance and sale would violate any applicable federal or state securities laws. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell Shares issuable upon exercise of any option granted hereunder. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares upon exercise of an option granted hereunder shall relieve the Company from any liability for failure to issue and sell such Shares until the time when such authority is obtained or is obtainable.

13.      NONASSIGNMENT OF OPTIONS

                  Except as otherwise provided in Paragraph 7(c) hereof, any option granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option, right or privilege contrary to the provisions hereof, or upon the levy or any attachment or similar process upon the rights and privileges conferred hereby, such option and the rights and privileges conferred hereby shall immediately terminate.

14.      RIGHTS OF OPTIONEE IN SHARES

                  Neither any Optionee nor the legal representatives, heirs, legatees, or distributees of any Optionee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any Shares issuable upon exercise of an option granted hereunder unless and until such Shares are issued to him or them.

15.      DELIVERY OF SHARES ISSUED PURSUANT TO OPTION

                  Subject to the other terms and conditions of this Plan, upon the exercise of an option granted hereunder, the Company shall sell to the Optionee the Shares with respect to which the option has been exercised.

16.      WITHHOLDING OF APPLICABLE TAXES

                  A Qualified Employer shall have the right to reduce the number of Shares otherwise required to be issued upon exercise of an option granted hereunder by an amount which would have a Fair Market Value on the date of such exercise equal to all Federal, state, city, or other taxes as shall be required to be withheld by the Qualified Employer pursuant to any statute or other governmental regulation or ruling. In connection with all such withholding obligations (whether arising in connection with an exercise of an option granted hereunder or in connection with a disqualifying disposition (as defined in Section 421(b) of the Code) of stock obtained upon exercise of an Incentive Stock Option granted hereunder), a Qualified Employer may make any other arrangements consistent with this Plan as it may deem appropriate, including but not limited to withholding such taxes from cash compensation payable to the Optionee and requiring the Optionee to remit cash in an amount equal to the taxes required to be withheld.

17.      PLAN AND OPTIONS NOT TO AFFECT EMPLOYMENT OR OTHER AFFILIATION

                  Neither this Plan nor any options granted hereunder shall confer upon any Eligible Person any right to continue employment or affiliation with any Qualified Employer.

18.      AMENDMENT OF PLAN

                  The Board may make such amendments to this Plan as it deems necessary or advisable, provided that, without further action by the shareholders of the Company, no such amendment shall (a) materially increase the maximum number of Shares for which options may be granted, except as provided in
Section 3, (b) materially increase the benefits under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, and in no event shall any such amendment impair the rights of any participant under any option theretofore granted.

19.      NOTICES

                  Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, postage prepaid, addressed to the Company, 26 Landsdowne Street, Cambridge, MA 02139 and to the Optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20.      SUCCESSORS

                  The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21.      SEVERABILITY

                  If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate, or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.      TERMINATION OF THE PLAN

                  The Board may terminate this Plan at any time; otherwise this Plan shall terminate September 19, 2000. Termination of the Plan shall not deprive Optionees of their rights under previously granted options.

23.      GRANTS OF OPTIONS AFTER AMENDMENTS TO PLAN

                  The grant of any option hereunder on or after the date the Board has adopted any amendments to the Plan that require shareholder approval pursuant to Section 18 hereof, is subject to the express condition that within 12 months after such date, the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote thereon shall have approved the Plan at a duly held meeting of the shareholders of the Company.

                                  DETACH HERE
ALK00 2

PROXY                                                                      PROXY

                                 ALKERMES, INC.

                            CAMBRIDGE, MASSACHUSETTS

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 29, 1998

     The undersigned shareholder of Alkermes, Inc. hereby appoints James M. Frates and Diane Fucci, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, at 10:00 a.m., July 29, 1998, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.

     IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE, SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE DIRECTORS AND THE PROPOSAL LISTED ON THE OTHER SIDE HEREOF.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSALS 1 AND 2.

   1. ELECTION OF DIRECTORS                               2. Proposal to approve an amendment
                                                             to the Alkermes Amended and
      NOMINEES:  Floyd E. Bloom, Robert A. Breyer, John      Restated 1990 Omnibus Stock           FOR    AGAINST   ABSTAIN
      K. Clarke, Robert S. Langer, Richard F. Pops,          Option Plan, as amended, to           [ ]      [ ]       [ ]
      Alexander Rich, Paul Schimmel and Michael A. Wall.     increase to 3,250,000 the number of
                                                             shares issuable upon the exercise of
          FOR ALL                      WITHHOLD              options granted thereunder, an
         NOMINEES     [ ]        [ ]   AUTHORITY             increase of 750,000 shares.
        (except as                     FOR ALL
       indicated in                    NOMINEES
       space below)


   [ ]
      -------------------------------------------------             MARK HERE                 MARK HERE IF YOU
      To Withhold Authority to vote for any individual             FOR ADDRESS    [ ]          PLAN TO ATTEND  [ ]
      nominee, print the nominee's name above.)                    CHANGE AND                   THE MEETING
                                                                  NOTE AT LEFT                 JULY 29, 1998


                                                             Signature should be the same as the name printed at the left.
                                                             Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing.


Signature: _______________________________ Date: ___________  Signature: _______________________________ Date: ___________